Exhibit 31.2

CERTIFICATION

I, Janet Brutschea Haugen, certify that:

1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Unisys Corporation;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 29, 2008

/s/ Janet Brutschea Haugen
Name:	Janet Brutschea Haugen
Title:	Senior Vice President and Chief Financial Officer